                                                                                                                                                           Exhibit 10.4

Addendum to 2000 Stock Plan Nonstatutory Stock Option Agreement
between Sunrise Telecom Incorporated and Richard Kent

Sunrise Telecom Incorporated, a Delaware corporation (the "Company"), has granted an Option to purchase shares of its common stock (the "Shares") to the Optionee named below. The terms and conditions of the Option are set forth in this Addendum, in the Nonstatutory Stock Option Agreement (the "NSO Agreement") to which this Addendum is attached and in the Company's 2000 Stock Plan (the "Plan").

Date of Option Grant: February 8, 2005	Name of Optionee: Richard Kent
Number of Shares Covered by Option: 100,000	Optionee's Social Security Number:
Exercise Price per Share: $3.20	Vesting Start Date: February 8, 2006

Additional Terms and Conditions Applicable to Option Vesting:

In the event that your employment terminates due to a "Change in Control" of the Company within twelve (12) months after such "Change in Control", or as a part of a reduction in force of 5% or more of the domestic employee workforce, you will be entitled to accelerated vesting of all 100,000 shares subject to option under the NSO Agreement such that all of such shares become fully vested and immediately exercisable.

                    For purposes of the NSO Agreement, "Change in Control" is defined as the following:

(i)         The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who owned less than 10% of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)        The sale, transfer or other disposition of all or substantially all of the Company's assets;

(iii)        A change in the composition of the board of directors of the Company, as a result of which fewer than one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)        Any transaction which results in the combination of Paul Chang, Paul Marshall, and Robert C. Pfeiffer holding less than 30% of the outstanding shares of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

This Addendum will become effective upon the date of execution.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the NSO Agreement and the Plan.

Unless specifically modified hereby, the terms of the NSO Agreement remain the same.

This Addendum, the NSO Agreement and the Plan together represent the entire agreement of the parties with respect to the shares covered by the NSO Agreement. This Addendum and the NSO Agreement may not be amended or modified except by an instrument in writing signed by the Company and Optionee.

By signing this Addendum, Optionee agrees to all the terms and conditions described in this Addendum, in the attached NSO Agreement and in the Plan.

IN WITNESS WHEREOF, COMPANY and OPTIONEE have signed this Addendum.

COMPANY	OPTIONEE
________________ Siganture	___________________ Signature

Paul Ker-Chin Chang President and CEO	02/08/2005 Date	Richard Kent Optionee	02/08/2005 Date